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                                                                   Exhibit 10.41

                               SUB-LEASE AGREEMENT


         THIS SUB-LEASE AGREEMENT, made and entered into this 3rd day of January 2001, by and between Van's Delivery Service, Inc. whose address 2280 Turner NW, Grand Rapids, MI 49504 (hereinafter referred to as "Sub-Lessor"), and Rockford Acoustic Designs, Inc. of 609 Myrtle NW, Grand Rapids, MI 49504 (hereinafter referred to as "Sub-Lessee").

                              W I T N E S S E T H:


         WHEREAS, Sub-Lessor is the Lessee of a certain building commonly known as 2356 Turner NW, Grand Rapids, MI; and

         WHEREAS, Sub-Lessee wishes to Sub-Lease a portion of 2356 Turner from Sub-Lessor and Sub-Lessee agree as follows:

         1. Sub-Lease of Premises. Sub-Lessor hereby agrees to Sub-Lease to Sub-Lessee, and Sub-Lessee agrees to initially rent from Sub-Lessor, approximately 45,000 square feet (herein referred to as the "Premises"), which space is described and set forth in the outline and floor plan attached hereto as Exhibit A. Sub-Lessee will increase its lease area annual by ("as agreed to by both parties at least 60 days notice prior to the annual lease anniversary") SF at the beginning of the second lease year up to 70,000 SF at the beginning of the third lease year.

         2. Term. The term of this Sub-Lease shall commence not later than three weeks after Sub-Lessor has substantially completed its work required for Sub-Lessee's occupancy (estimated to be on or about March 1, 2001), and continue for a period of 36 months.

         3. Rent. Sub-Lessee agrees to pay to Sub-Lessor as rental for the Premises an annual rent of $146,250.00. This sum shall be payable in equal monthly installments of $12,187.50, payable in advance on the first day of each and every month at Sub-Lessor's address as set forth in the first paragraph hereof. Fractional months, if any, shall be prorated to the date of occupancy as described herein or the date of possession whichever is sooner. As Sub-Lessee increases its space as provided for above, they will pay base rent for the entire premises at a rate of $3.35 PSF during the second lease year, and at a rate of $3.45 PSF during the third lease year. In the event Sub-Lessee desires to extend this Sub-Lease beyond the three-year term, Sub-Lessor agrees to do so provided that the rent and duration of any extension will be mutually agreed upon prior to the commencement of such extension. Should Sub-Lessor not extend its lease with the property owner, they will assist Sub-Lessee in negotiating such extension with property owner.

         4. Refurbishing of Premises. Vans will install approximately 625 SF of open office area, one additional restroom, a break area adjacent to the office/restrooms, partitioning fence for the initial Sub-Lease area, access to existing electronic security system, and 25-30 parking spaces. Rockford will install any other improvements it may desire including electrical work, and pay for future additions to or relocation of the partition fencing. Any required re-striping of parking spaces to be Rockford's expense.
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         5. Sub-Lessee's Responsibilities. Sub-Lessee acknowledges and agrees that it will be responsible for payment of its prorata share of utility cost of $1,791 per month plus any amounts in excess of that amount, plus its telephone, and any other fees incurred by reason of its use and occupancy of the Premises. Sub-Lessee will also pay for its share of taxes, insurance and common area operating expenses that will be billed annually. Costs for such taxes, insurance and common area operating expenses in calendar year 2000 were estimated at $0.60 PSF.

         Sub-Lessee agrees to keep and maintain the Premises in good and reasonable repair, Sub-Lessee is responsible for its own janitorial service, and shall maintain said Premises in a neat and orderly fashion at all times. Sub-Lessee shall immediately report to Sub-Lessor any defective condition found or known outside of the Premises. Sub-Lessee shall be responsible for repair or replacement of any damage caused by misuse or negligence of any of its employees, agents, patients, guests or invitees. Sub-Lessee agrees to operate its business to be at all times in compliance with all requirements made by any public authority or insurance rating body with respect to the Premises and its actions therein.

         6. Sub-Lessor's Responsibility. Through its original lease terms, Sub-Lessor agrees to provide all general maintenance and upkeep of common areas of the building, grounds, parking areas, etc., except as provided in Paragraph 5 above.

         7. Fixtures. Sub-Lessee may place on the premises and maintain for its use during the term hereof, such movable fixtures as may be necessary and convenient for the conduct of its business. Sub-Lessee may attach trade fixtures to the Premises; provided that it shall restore the Premises to their original condition upon any termination of this Sub-Lease Agreement, including repair of any and all damage caused by the removal of fixtures, reasonable wear and tear excepted. It is understood that all such fixtures shall remain the sole property and possession of Sub-Lessee, and shall be removed at once prior to the expiration or other termination of this Sub-Lease Agreement.

         8. Assignability and Subletting. Sub-Lessee shall not further sublet the Premises or any portion thereof without the Sub-Lessor's consent, which shall not be unreasonably withheld.

         9. Common Areas. Sub-Lessee's use and occupancy of the premises shall include the right to use in common with other Sub-Lessees the common area, parking areas, service roads, loading facilities, sidewalks and any other facilities as may be designated from time to time by Sub-Lessor, subject to the terms and conditions of this Agreement and reasonable rules and regulations for the use thereof as prescribed from time to time by Sub-Lessor. All common areas described above shall at all times be subject to the exclusive control and management of Sub-Lessor and Sub-Lessor shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned herein. Sub-Lessor shall have the right to construct, maintain and operate lighting facilities in and on such areas, to police the same, to change levels, locations and arrangements of parking areas and other facilities herein, and to restrict parking by Sub-Lessee, its employees, agents and invitees.

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         10. Fire or Destruction. If, during the term of this Sub-Lease the
Premises are more than 75% destroyed by fire, the elements or other casualty, then this Sub-Lease Agreement shall terminate at the option of either party upon written notice to the other, and rent shall be prorated to the date of termination. During the time in which such repairs are being made, however, no rent shall be payable except on a prorata basis for such part of the Premises as may be used and occupied by Sub-Lessee.

         11. Insurance. Subject to reimbursement by Sub-Lessee as provided for above, Sub-Lessor shall furnish fire and extended coverage insurance on the Premises at its own expense. Sub-Lessee shall carry its own fire insurance coverage with respect to the contents of the Premises and all of its personal property and fixtures in or attached to the Premises. Sub-Lessee shall also maintain adequate public liability insurance in amounts of not less than $10,000/300,000, naming Sub-Lessor as an additional insured, and Sub-Lessee shall furnish Sub-Lessor with a Certificate of Insurance evidencing such insurance.

         All policies of insurance maintained by either of the parties shall contain appropriate clauses or endorsements under which the insurer waives all right or subrogation against the other party, its agents, employees, invitees guests and licensees, with respect to losses payable under such policies. This waiver of subrogation rights shall be valid and binding only in the event it is recognized and accepted by the insurance companies under the policies carried on the Premises, building and common areas.

         12. Taxes. Subject to reimbursement by Sub-Lessee as provided for above, Sub-Lessor shall pay all real estate taxes and special assessments attributable to the real estate upon which the Premises stand. Sub-Lessee shall pay all personal property taxes on its property located on and in said Premises.

         13. Liability. Sub-Lessee agrees to indemnify and hold Sub-Lessor harmless from any claims, damages, expenses, degrees, judgments, costs, etc., arising from or out of the negligence of Sub-Lessee, its employees, agents, patients or invitees, for any injury occurring on the Premises. Sub-Lessor shall be liable for its own negligence, or that of its servants, employees or agents, provided that the notice provisions described in Paragraph 5 hereof have been complied with. Failure by Sub-Lessee to promptly notify Sub-Lessor of any defective condition(s) existing outside the Premises and/or of any injury and/or damage occurring outside the Premises shall give Sub-Lessor the right to seek indemnification from Sub-Lessee for any liability Sub-Lessor may occur.

         14. Condemnation. In the event all or any portion of the Premises shall be taken or threatened to be taken through condemnation or the exercise of the right of eminent domain, including any conveyance and grants in anticipation of, or in lieu of such taking, thereby rendering the Premises unusable for the purposes for which said Premises are hereunder Sub-Leased to Sub-Lessee, either party hereto shall have the right to terminate this Sub-Lease, and each party shall be entitled to its share of any award for such taking, based upon its damages.

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         15. Right of Entry. Sub-Lessor, his agents or representatives, upon notification (except in the event of an emergency), shall have the right to enter the Premises, or any part thereof, at all reasonable times for the purposes of examining the same.

         16. Sub-Lessor's Work. See # above

         17. Default. In the event there is any default by Sub-Lessee in the payment of any monies herein agreed to be paid, and if such default shall continue for a period of thirty (30) days after receipt of written notice of same from Sub-Lessor, or if there is any default in the performance or observance of any of the covenants or conditions of this Sub-Lease required to be performed by Sub-Lessee within a like period after written notice of such default delivered to Sub-Lessee by Sub-Lessor, Sub-Lessor shall have the right to terminate this Sub-Lease and re-enter and take possession of the Premises. If the default is of a covenant or condition not relating to the payment of monies, and such default cannot reasonably be cured within the thirty (30) day period described above, Sub-Lessee shall make a good faith effort to begin to cure the same and the provisions herein for termination of this Sub-Lease shall abate so long as Sub-Lessee continues to proceed to cure such default within a reasonable time.

         18. Subordination. This Sub-Lease and Sub-Lessee's rights hereunder shall at all times be subordinate to the original lease between the owner and the Sub-Lessor,, and the lien of any mortgage now or hereafter, from time to time, placed upon the Premises or the land and building of which the Premises are a part and Sub-Lessee agrees to provide any such mortgage with a customary Sub-Lessee's estoppel letter, from time to time, at the request of any such mortgagee with respect to the status of this Sub-Lease or any collateral assignment of this Sub-Lease and/or the rents hereunder which may be made by Sub-Lessor to any such mortgagee as additional security for the indebtedness secured by such mortgage; provided, however, that such subordination shall be subject to the condition precedent that Sub-Lessee and any such mortgagee shall have entered into a customary nondisturbance and attornment agreement concerning the rights of Sub-Lessee and the mortgagee in the event of a default and foreclosure. In the event the proceeds of casualty insurance or condemnation are required by mortgagee to be applied to reduce the mortgage debt rather than to restoration of the damaged or taken property, then this Sub-Lease shall terminate and neither party shall have any further obligation to the other.

         19. Quiet Enjoyment. Sub-Lessor agrees that, conditioned upon the prompt performance and observance by Sub-Lessee of all the terms, covenants and conditions hereof required to be performed or observed by it, Sub-Lessee shall at all times during the term of this Sub-Lease have peaceable and quiet enjoyment and possession of the Premises.

         20. Notices. Any notice or demands required or allowed to be given hereunder, shall be deemed given if delivered to the parties by U.S. Mail, certified or registered, with return receipt requested by the giving party, addressed to each of the parties at the addresses set forth in the first paragraph of this Sub-Lease, or at such other address as either may indicate, in writing, form time to time.

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         21. Amendment. This Sub-Lease Agreement may not be altered, changed or amended in any way whatsoever, except in writing and executed by all parties hereto.

         22. Severability. In the event any portion of this Sub-Lease shall be deemed invalid or illegal, the remaining provisions shall remain in full force and effect.

         23. Binding Effect. This Sub-Lease Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         24. Choice of Law. This Sub-Lease shall be subject to and construed in accordance with the laws of the State of Michigan. Any dispute arising out of or in any way related to the terms and provisions hereof, shall be litigated in Kent County, MI.

         25. Captions. The captions and headings used herein are for the convenient reference of the parties only, and shall not be used to in any way limit, enlarge or interpret the meaning hereof.

         26. Brokerage Fees.


         27. Security Deposit. Lessee has paid to Lessor upon execution of this Lease, the first month's rent of $12,187.50 and the sum of $12,187.50 as security deposit for the performance of lessee's obligations hereunder, including the payment of any rentals. In the event of a default by Lessee, Lessor at its option may apply such part of the deposit as may be necessary to cure the default, and if Lessor does so, Lessee shall upon demand redeposit with Lessor an amount equal to that so applied so that Lessor will have the full security deposit on hand at all times during the term of this Lease. Upon the termination of this Lease, (provided that Lessee is not in default hereunder), Lessor shall refund to Lessee any then remaining balance of the deposit without interest. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Lessor shall have the right to transfer the deposit to the vendee or lessee and Lessor shall thereupon be released by Lessee from liability for the return of such deposit; and Lessee agrees to look to the new lessor solely for the return of said deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of deposit to a new lessor.

         IN WITNESS WHEREOF, the parties have executed this Sub-Lease Agreement this 21st day of December, 2000.


 By:  /s/                                 By:  /s/
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WITNESS                                   WITNESS

 By:  /s/                                 By:  /s/
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